Exhibit 99.1

HCP Announces Strategic Venture with Brookdale Senior Living

LONG BEACH, CA June 1, 2011 – HCP (NYSE:HCP) announced that it has entered into definitive agreements to form a strategic venture with Brookdale Senior Living, Inc. (“Brookdale”) that includes the operation of 37 HCP-owned senior living communities previously leased to or operated by Horizon Bay Retirement Living (“Horizon Bay”). As part of this transaction, Brookdale will acquire Horizon Bay, assume an existing triple-net lease for 9 of these senior living communities and assume Horizon Bay’s management of 3 communities, one of which was recently developed by HCP.

In addition, Brookdale will enter into a triple-net lease relating to 4 of these communities in Rhode Island and enter into management contracts and a joint venture agreement for a 10% interest in the real estate and operations of 21 senior living communities located in Arizona, California, Florida, Illinois, Rhode Island and Texas. These 25 communities were previously owned by an institutional joint venture in which HCP acquired the 65% joint venture partner’s interest in January 2011.

HCP expects the transaction to close on August 1, 2011, although there can be no assurance that the transaction will close or, if it does, when the closing will occur.  In addition, completion of the transaction is subject to satisfaction of conditions regarding regulatory approvals and third party consents, and to other customary closing conditions.  Upon the closing, HCP will own 61 senior living communities operated by Brookdale.

“Brookdale’s acquisition of Horizon Bay will ensure a seamless transition for the senior residents in these 37 communities,” said Jay Flaherty, HCP’s Chairman and Chief Executive Officer. “The combination of Brookdale’s formidable operating platform and the geographic overlap of this portfolio with Brookdale’s existing operations should produce attractive upside in cash flow growth for the portfolio, especially given where we are in the real estate cycle for senior housing. As such, we have chosen to structure the go forward management of the 21 senior living communities in a RIDEA format. We are especially pleased to extend our relationship with Brookdale and look forward to opportunities to collaborate with Brookdale in the future.”

Operating metrics for these communities are as follows:

		Units
	Properties	IL	AL	ALZ	SNF	Total	Occup. (1)	Margin (1)
Existing NNN Lease	9	378	456	203	—	1,037	84.0%	25.7%
New NNN Lease	4	206	167	22	156	551	94.7%	30.7%
Joint Venture	21	4,228	770	81	—	5,079	89.0%	37.7%
Managed Properties	3	128	200	47	—	375	100.0%	37.9%
Total	37	4,940	1,593	353	156	7,042	88.7%	34.7%

Note:

(1)   Occupancy and margin exclude the recently developed property that is currently in fill-up

About HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States.  HCP has been a publicly traded NYSE listed company since 1985.  HCP’s portfolio of properties is distributed among distinct sectors of the healthcare industry, including senior housing, life science, medical office, post-acute/skilled nursing and hospital.  For more information, visit HCP’s website at www.hcpi.com.

Forward-Looking Statements

The statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of HCP’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  These risks and uncertainties include, but are not limited to: the satisfaction of the conditions to the closing of the transaction; national and local economic conditions; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the above facilities; the ability to attract and retain residents and operate the communities in a manner at least consistent with historical operations; the ability to obtain and maintain regulatory approvals necessary for the closing of the transaction and the long-term operation of the facilities; changes in management; changes in tax laws and regulations; changes in the financial position or business strategies; changes in rules governing financial reporting; and other risks described from time to time in HCP’s Securities and Exchange Commission filings. HCP assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.  These statements should not be relied upon as representing HCP’s views as of any date subsequent to the date of this press release.

Contact

HCP Investor Relations
562-733-5309